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EXHIBIT 11.1


COMPUTATION OF EARNINGS PER SHARE

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.

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
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                                                                              Weighted average number of
   Summary from unaudited              Basic and diluted loss per              basic and diluted common
    financial statements                     common share                      stock shares outstanding
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
Three months ended 12/31/2001                  $ (0.00)                               532,555,321
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Three months ended 12/31/2000                  $ (0.00)                               495,456,917
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